Exhibit 99.1

MasterBrand Completes Acquisition of Supreme Cabinetry Brands

Enhances MasterBrand’s portfolio of premium cabinetry and unlocks meaningful value for shareholders and customers

BEACHWOOD, Ohio. — July 11, 2024— MasterBrand, Inc. (NYSE: MBC, the “Company,” or “MasterBrand”), through its subsidiary MasterBrand Cabinets LLC, today announced that it has completed its acquisition of Supreme Cabinetry Brands, Inc. (“Supreme”), a highly regarded cabinetry company, from GHK Capital Partners LP (“GHK”) for $520 million in cash.

“Today is an important day as Supreme joins MasterBrand,” said Dave Banyard, President and Chief Executive Officer of MasterBrand. “The completion of this acquisition marks a major milestone, positioning MasterBrand to offer an unmatched breadth of offerings and enhanced service to even more customers and consumers. As one team, we will build on our shared legacy of innovative product leadership, superior customer service and continuous improvement to drive significant value for all our stakeholders. We warmly welcome the talented team at Supreme and look ahead with excitement to our continued journey of growth and innovation, as we advance our purpose of Building Great Experiences Together.”

The combined company will reach more customers, through its highly complementary dealer networks, with greater efficiency and effectiveness. Through this transaction, MasterBrand will broaden its portfolio of premium cabinetry in the resilient and attractive kitchen and bath categories, further diversify its channel distribution and add to its strategically located facility footprint. The acquisition is expected to deliver annual run-rate cost synergies of $28 million by the end of year three. These will come from areas including procurement, facility optimization, and overhead expenses. In addition to the cost synergies, MasterBrand anticipates commercial synergies across the companies’ complementary channels and product lines. The acquisition is expected to be accretive to adjusted diluted earnings per share1 within the first full year after closing.

Advisors

Rothschild & Co is acting as MasterBrand’s exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as MasterBrand’s legal counsel on the transaction.

About MasterBrand

MasterBrand, Inc. (NYSE: MBC) is the largest manufacturer of residential cabinets in North America and offers a comprehensive portfolio of leading residential cabinetry products for the kitchen, bathroom and other parts of the home. MasterBrand products are available in a wide variety of designs, finishes and styles and span the most attractive categories of the cabinets market: stock, semi-custom and premium cabinetry. These products are delivered through an industry-leading distribution network of over 4,400 dealers, major retailers and builders. MasterBrand employs over 12,000 associates across more than 20 manufacturing facilities and offices. Additional information can be found at www.masterbrand.com.

1 Adjusted diluted EPS is a measure of our diluted earnings per share excluding non-operational results and special items, including transaction related costs.

Forward-Looking Statements

Certain statements contained in this Press Release, other than purely historical information, including, but not limited to estimates, projections, statements relating to our business plans objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in Part I, Item 1A of our Form 10-K for the fiscal year ended December 31, 2023, and other filings with the Securities and Exchange Commission.

The forward-looking statements included in this document are made as of the date of this Press Release and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this Press Release.

Some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements include:

o	Our ability to develop and expand our business;
o	Our ability to develop new products or respond to changing consumer preferences and purchasing practices;
o	Our anticipated financial resources and capital spending;
o	Our ability to manage costs;
o	Our ability to effectively manage manufacturing operations, and capacity or an inability to maintain the quality of our products;
o	The impact of our dependence on third parties to source raw materials and our ability to obtain raw materials in a timely manner or fluctuations in raw material costs;
o	Our ability to accurately price our products;
o	Our projections of future performance, including future revenues, capital expenditures, gross margins, and cash flows;
o	The effects of competition and consolidation of competitors in our industry;
o	Costs of complying with evolving tax and other regulatory requirements and the effect of actual or alleged violations of tax, environmental or other laws;
o	The effect of climate change and unpredictable seasonal and weather factors;
o	Conditions in the housing market in the United States and Canada;
o	The expected strength of our existing customers and consumers and any loss or reduction in business from one or more of our key customers or increased buying power of large customers;

o	Information systems interruptions or intrusions or the unauthorized release of confidential information concerning customers, employees, or other third parties;
o	Worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis;
o	The effects of a public health crisis or other unexpected event;
o
The inability to recognize or delays in obtaining the anticipated benefits of the transaction, including synergies, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

o	Business disruption following the transaction;
o	Diversion of management time on transaction-related issues; and
o	Other statements contained in this Press Release regarding items that are not historical facts or that involve predictions.

Investor Relations:
Investorrelations@masterbrand.com

Media Contact:
Media@masterbrand.com

Source: MasterBrand, Inc.